Exhibit 3.5

FILED	FILING FEE $ 225.00
IN THE OFFICE OF THE	RS RECEIPT # 12674
SECRETARY OF STATE OF THE	PROFESSIONAL ASSISTANTS, LTD.
STATE OF NEVADA	P O BOX 2646
CARSON CITY, NEVADA 89701
MAY 23 1991

[ILLEGIBLE]

4283–91

ARTICLES OF INCORPORATION

OF

PLATEAU WEST EXPLORATION, INC.

Article One

The name of the corporation is PLATEAU WEST EXPLORATION, INC.

Article Two

Its principal office in the State of Nevada is located at 115 Taurus Circle, Reno, Nevada 89511. The address of its resident agent, Marilyn K. Radloff, is 115 Taurus Circle, Reno, Nevada 89511.

ARTICLE THREE

The purpose or purposes for which this corporation is organized are:

To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE FOUR

The amount of the total authorized capital stock the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock, each having a par value of $0.001.

Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor.  Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.  Fully paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE FIVE

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

The names and post office addresses of the first board of directors, which shall be three (3) in number are as follows:

NAME		ADDRESS

1.	Ross H. Boyd	265 Kern Avenue Morro Bay, CA 93442

2.	Frank W. Sheldon	291 Sienna Street Morro Bay, CA 93442

3.	Jean P. Boyd	265 Kern Avenue Morro Bay, CA 93442

The Board of Directors shall be limited in number to no fewer than three (3) nor more than nine (9).

2

Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation’s stock.

ARTICLE SIX

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE SEVEN

The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME		ADDRESS

1.	Ross H. Boyd	265 Kern Avenue Morro Bay, CA 93442

2.	Frank W. Sheldon	291 Sienna Street Morro Bay, CA 93442

3.	Jean P. Boyd	265 Kern Avenue Morro Bay, CA 93442

ARTICLE EIGHT

The corporation is to have perpetual existence.

ARTICLE NINE

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

3

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder’s meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions

4

as its board of directors deem expedient and for the best interests of the corporation.

ARTICLE TEN

Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE ELEVEN

This corporation reserves the right to a amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TWELVE

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

5

WE, THE UNDERSIGNED, being each of the incorporators, hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of May, 1991

/s/ ROSS H. BOYD
ROSS H. BOYD

/s/ FRANK W. SHELDON
FRANK W. SHELDON

/s/ JEAN P. BOYD
JEAN P. BOYD

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN LUIS OBISPO	)

On this 6th day of May, 1991, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared ROSS H. BOYD, FRANK W. SHELDON, and JEAN P. BOYD, known to me to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

RECEIVED
MAY 15 1991
SECRETARY OF STATE

[ILLEGIBLE]
NOTARY PUBLIC in and for San Luis Obispo County, California

6

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 23 1991

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY AGENT FOR SERVICE OF PROCESS

[ILLEGIBLE]

IN THE MATTER OF PLATEAU WEST EXPLORATION, INC.

I, Marilyn K. Radloff, hereby certify that on the 13th day of May, 1991, I accepted the appointment as Agent for Service of Process of the above entitled corporation in accordance with Sec. 78.090 NRS 1957.

FURTHERMORE, that the office for the agent of service of process in this state is located at 115 Taurus Circle, Town of Reno, County of Washoe, State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of May, 1991.

[ILLEGIBLE]
Agent for Service of Process

FILED	FILING FEE: $75.00 DF C22512
IN THE OFFICE OF THE	R. STEVEN CHAMBERS
SECRETARY OF STATE OF THE	350 SO. 400 EAST, STE. 114
STATE OF NEVADA	SALT LAKE CITY, UT 84111

SEP 11 1991
CHERYL A LAU SECRETARY OF STATE

ARTICLES AND AGREEMENT OF MERGER

No.	[ILLEGIBLE]

ARTICLES AND AGREEMENT OF MERGER, dated June 12th, 1991, between Plateau West Exploration, Inc., a Utah corporation, hereinafter sometimes called Plateau (Utah), and Plateau West Exploration, Inc., a Nevada corporation, hereinafter sometimes called Plateau (Nevada)

Plateau (Nevada) is a corporation organized and existing under the laws of the state of Nevada, having been incorporated in 1991. The authorized capital stock of Plateau (Nevada) consists of 100,000,000 shares of $.001 par value common stock, of which 100,000 shares are issued and outstanding.

Plateau (Utah) is a corporation organized and existing under the laws of the State of Utah, having been incorporated in 1980. The authorized capital stock of Plateau (Utah) consists of 150,000,000 shares of Capital Stock, no par value, of which 21,960,982 shares are issued and outstanding.

The Boards of Directors of Plateau (Nevada) and Plateau (Utah) respectively, deem it desirable and in the best interests of the corporations and their shareholders that Plateau (Utah) be merged into Plateau (Nevada), and the corporations, respectively, desire that they so merge under and pursuant to the laws of Utah and Nevada.

Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such merger, the parties hereto covenant and agree as follows:

l.         Merger.  As soon as all the following events shall have happened, viz.,

(a)            this agreement shall have been adopted and approved by the votes of the holders of the Common Stock of Plateau (Nevada) and of Plateau (Utah) at separate meetings of the shareholders of Plateau (Nevada) on the one hand and of the shareholders of Plateau (Utah) on the other, in accordance with the requirements of the laws of Utah and Nevada, respectively, and that fact shall have been certified hereon by the respective Secretaries of each of such Corporations under their respective corporate seals; and

(b)            this agreement, so adopted and certified, shall have been signed, acknowledged, and filed, all as required by the provisions of the Nevada Revised Statutes as amended; and

(c)            Articles of Merger as required by Section 16-10-69 of the Business Corporation Act of Utah shall have been made, signed, sworn to, certified, endorsed, and filed as required by law thereupon Plateau (Utah) shall be deemed to have merged with and into Plateau (Nevada) which shall survive the merger and which shall have the name provided in paragraph 2 hereof.

The single corporation which shall so survive the merger is hereinafter sometimes called the Surviving Corporation; Plateau (Nevada) and Plateau (Utah) are hereinafter sometimes called the Constituent Corporations; and the date and time when the Constituent Corporations shall merge and become the Surviving Corporation are hereinafter referred to as “the effective date of the merger”.

2.        Name and purposes of surviving corporation.  The name of the Surviving Corporation shall be Plateau west Exploration, Inc.  The purposes for which the Surviving Corporation is formed and the nature of the business to be transacted by it shall be as set forth in the Articles of Incorporation of Plateau (Nevada), as amended, on the effective date of the merger, viz., as set forth in Exhibit A which is attached hereto and made a part hereof with the same force and effect as if herein set forth in full.

3.          Bylaws of surviving corporation.  On the effective date of the merger, the Bylaws of Plateau (Nevada), as heretofore amended, shall be the Bylaws of the Surviving Corporation until the same shall be altered, amended, or repealed, or until new Bylaws shall be adopted, in accordance with the provisions thereof.

4.          Directors and officers of surviving corporation.  The Board of Directors of the Surviving Corporation shall initially consist of three directors, each of whom shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal, all as provided in the bylaws of the Surviving Corporation. The respective names, placed of residence, and addresses of such directors are as follows:

Name	City or Town of Residence and Home Post Office Address

Ross H. Boyd	265 Kern Avenue Morro Bay, California 93442

Frank W. Sheldon	90 Siena St. Morro Bay, California 93442

Jean P. Boyd	265 Kern Avenue Morro Bay, California 93442

The principal officers of the Surviving Corporation, each of whom shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his earlier death, resignation, or removal, and their respective offices, places of residence, and post office addresses are as follows:

Office	Name	City or Town of Residence and Home Post Office Address
President/ treasurer	Ross H. Boyd	265 Kern Avenue Morro Bay, California 93442

Vice president	Jean P. Boyd	265 Kern Avenue Morro Bay, California 93442

Secretary	Frank W. Sheldon	91 Siena St. Morro Bay, California 93442

The Surviving Corporation may have such other officers as shall be provided for in its Bylaws.

If on the effective date of the merger a vacancy shall exist in the Board of Directors of the Surviving Corporation or in any of the offices above specified by reason of the inability or failure of any of the above persons to accept a directorship in the Surviving Corporation or the office to which he is designated, as the case may be, such vacancy may thereafter be filled in the manner provided by law or in the Bylaws of the Surviving Corporation.

5.         Capital stock of surviving corporation.  On the effective date of the merger, the total amount of capital stock of the Surviving Corporation to be authorized, the number of shares into which the capital stock is to be divided, and the par value of the shares are as follows:

100,000,000 shares of Common Stock of a par value of $.001 per share, amounting in the aggregate to $100,000.

6.                                       Conversion of outstanding securities on merger.  The manner and basis of converting the outstanding Common Stock of Plateau (Utah) into stock and options of the Surviving Corporation upon the effective date of the merger shall be as follows:

(a)                                  Common stock of Plateau (Utah).  Every twenty shares of Common Stock of Plateau (Utah) now existing shall be combined into one share of Common Stock of Plateau (Utah) prior to the merger.  Each of the 1,098,049 shares then outstanding on the effective date of the merger shall be 1,098,049 shares of Common Stock of the Surviving Corporation with the voting powers, restrictions, and qualifications set forth in the Articles of Incorporation of the Surviving company.

(b)                                 Common stock of Plateau (Nevada).  Each of the 100,000 shares of Common Stock of Plateau (Nevada) outstanding on the date of the merger shall continue to be one share of Common Stock of the Surviving Corporation with the voting powers, restrictions and qualifications as set forth in the Articles of Incorporation of the Surviving Corporation.

7.                                       Exchange of certificates.

(a)                                  On and after the effective date of the merger, each holder of a certificate or certificates theretofore representing outstanding Common Stock of either of the Constituent Corporation shall be entitled, upon the surrender of such certificate or certificates at Atlas Stock Transfer, 5899 South state Street, Murray, Utah, 84107, agent of the Surviving Corporation designated for the purpose, to receive in exchange therefor a certificate or certificates representing the number of full shares of Common Stock of the Surviving Corporation to which such holder is entitled in accordance with paragraph 6 hereof. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of Common Stock of either Constituent Corporaiton shall be deemed for all purposes to evidence only the ownership of the full shares of Common Stock, of the Surviving Corporation as the same shall have been continued in accordance with the provisions of paragraph 6 hereof.

(b)                                 If a certificate for any share or shares of stock of the Surviving Corporation is to be issued in any name other than that in which the certificate for shares surrendered for exchange shall be registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed for transfer.

8.                                       Prohibited actions of constituent corporations and subsidiaries.  Between the date hereof and the effective date of the merger, neither Plateau (Nevada) nor Plateau (Utah) will (and neither will permit any of its subsidiaries to), except with the prior written consent of the other: (a) issue or sell any stock, bonds, or other corporate securities; (b) incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent); (d) make any dividend or other payment or distribution to its shareholders or purchase or redeem any shares of its capital stock; (e) mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets, tangible or intangible; (f) sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business; (g) sell, assign, or transfer any trademark, trade name, patent, or other intangible asset; (h) waive any right of any substantial value; or (i) enter into any transaction other than in the ordinary course of business.

9.                                       Effect of merger.  On the effective date of the merger, Plateau (Nevada) and Plateau (Utah) shall cease to exist separately and Plateau (Utah) shall be merged with and into Plateau (Nevada) in accordance with the provisions of this agreement and in accordance with the provisions of and with the effect provided in the Utah general corporations code and Nevada Revised Statutes.  As provided therein, on the effective date of the merger the Surviving Corporation shall possess all the rights, privileges, powers, franchises, and trust and fiduciary duties, powers, and obligations, as well of a public as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations, and all and singular, the rights, privileges, powers, and franchises, and trust and fiduciary rights, powers duties, and obligations, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporation on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate, whether vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation.

10.           Further instruments.  From time to time, as and when requested by the Surviving Corporation or by its successors or assigns, Plateau (Utah) will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments; and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all its property, rights, privileges, posers, and franchises and otherwise to carry out the intent and purposes of this agreement.

11.           Principal offices.  The location of the principal office in California of the Surviving Corporation shall be 265 Kern Avenue, Morro Bay, California, 93442.

12.           Abandonment of merger.  This agreement may be terminated and the merger provided for hereby abandoned:  (1) by vote of the Board of Directors of either of the Constituent Corporations at any time prior to the effective date of the merger if (a) a material breach shall exist with respect to the written representations and warranties made by the other Constituent Corporation in connection with the merger, or (b) the other Constituent Corporation, without prior written consent of such Constituent Corporation, shall take any action prohibited by this agreement, or (c) the other Constituent Corporation shall not have furnished such certificates and legal opinions in connection with the merger and matters incidental thereto as it shall have agreed to furnish, or (d) if, in the opinion of the Board of Directors of such Constituent Corporation, the merger is impracticable by reason of the number of shares of stock of Plateau (Nevada), the holders of which are in a position to perfect appraisal rights under any law or laws, or (e) if, in the opinion of the Board of Directors of such Consitiutent Corporation, any consent of any third party to the merger is reasonably necessary to prevent a default under any outstanding obligation of ehter Constituent Corporation, and such consent is not obtainable without penalty; or (3) by vote of the Board of Directors of either of the Constituent Corporations at any time on or after August 15, 1991, if the merger contemplated hereby shall not have been effected prior thereto. In the event of any such termination and abandonment, this agreement shall be void and have no effect, and there shall be no liability on the part of either of the Constituent Corporations or any director, officer, or shareholder of either of such Constituent Corporations in respect hereof.

13.           Right of amendment.  The Surviving Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation, as from time to time amended, and any provision contained in this agreement, in the manner now or hereafter prescribed by law or by such Articles, as from time to time amended; and all rights and powers of whatsoever nature conferred in such Articles of Incorporation, as from time to time amended, or herein, upon any shareholder, director, officer or any other person are subject to this reservation.

In Witness Whereof, Plateau (Nevada) and Plateau (Utah) America, Inc., have caused this Agreement to be signed in their corporate names by their respective Presidents or Vice Presidents, and their respective Secretaries, under the Seals of the Corporations, and also by majorities of their respective boards of directors, all as of the day first written above.

Corporate Seal	PLATEAU WEST EXPLORATION, INC.
Attest:	a Nevada Corporation

/s/ [ILLEGIBLE]	by	/s/ [ILLEGIBLE]
Secretary		President

Majority of the Board of Directors of Plateau West Exploration, a Nevada Corporation:

/s/ [ILLEGIBLE]
RECEIVED

/s/ [ILLEGIBLE]	SEP 11 1991

Secretary of State
/s/ [ILLEGIBLE]

Corporate Seal Attest:	PLATEAU WEST EXPLORATION, INC.
a Utah corporation

/s/ [ILLEGIBLE]	by	/s/ [ILLEGIBLE]
Secretary		President

Majority of the Board of Directors of Plateau West Exploration, Inc., a Utah corporation

/s/ [ILLEGIBLE]	RECEIVED

SEP 11 1991

/s/ [ILLEGIBLE]	Secretary of State

ACKNOWLEDGEMENT

STATE OF UTAH	)
: ss.
County of Salt Lake	)

On June 5, 1991, personally appeared before me, a notary public, Ross H. Boyd, known to me to be the president of Plateau West Exploration, Inc., a Nevada corporation, who, being first duly sworn by me, did acknowledge to me that the attached Agreement of Merger was executed by the signatories thereto for and on behalf of Plateau West Exploration, Inc., a Nevada corporation, and the said Ross H. Boyd did further acknowledge to me that the Agreement of Merger was the act, deed and agreement of the said plateau West Exploration, Inc., a Nevada corporation.

[ILLEGIBLE]	/s/ Barbara K. Parry
Commission expires	Notary Public
[ILLEGIBLE	Residing at : [ILLEGIBLE]

RECEIVED

SEP 11 1991

Secretary of State

ACKNOWLEDGEMENT

STATE OF FLORIDA	)
: ss.
County of	)

On June 12, 1991, personally appeared before me, a notary public, William M. Bingo, known to me to be the president of Plateau West Exploration, Inc., a Utah corporation, who, being first duly sworn by me, did acknowledge to me that the attached Agreement of Merger was executed by the signatories thereto for and on behalf of Plateau West Exploration, Inc., a Utah corporation, and the said William M. Bingo did further acknowledge to me that the Agreement of Merger was the act, deed and agreement of the said Plateau West Exploration, Inc., a Utah corporation.

/s/ [ILLEGIBLE]
Notary Public
Residing at: [ILLEGIBLE]

Commission expires
NOTARY PUBLIC, STATE OF FLORIDA,
MY COMMISSION EXPIRES: Dec. 16,1994.
BONDED THRU NOTARY PUBLIC UNDERWRITERS.

RECEIVED

SEP 11 1991

Secretary of State

RECEIVED

AUG 21 1991

Secretary of State

ARTICLES AND AGREEMENT OF MERGER

MERGING

PLATEAU WEST CORPORATION, INC.

(UT)

INTO

PLATEAU WEST EXPLORATION, INC.                                              4283-91

(NV)

REQUESTED BY:

R. STEVEN CHAMBERS

350 SO. 400 EAST, STE. 114

SALT LAKE CITY, UT 84111

FILE NUMBER: 4283-91

FILE DATE:

FILING FEE: $75.00

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
		PLATEAU WEST EXPLORATION, INC.	C54255 [ILLEGIBLE]
E90937
FEB 0 6 1995		CERTIFICATE OF STOCK SPLIT
No	4283-91
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

Pursuant to Section 78-207 of the Nevada Revised Statutes, Sim Farar and Harold Fleischman certify that:

1.           They are the President and Secretary, respectively, of Plateau West Exploration, Inc., a Nevada corporation (the “Corporation”);

2.           The board of directors, by at least a majority, approved a four-for-one reverse stock split on the Corporation’s common stock;

3.           Upon the effectiveness of this change, each four outstanding shares shall be combined and converted into one share;

4.           Before the change the Corporation was authorized to issue 100,000,000 shares of common stock, $.001 par value;

5.           After the reverse stock split, the Corporation shall continue to be authorized to issue 100,000,000 shares of common stock, $.001 par value;

6.           The number of outstanding shares of common stock affected by the reverse stock split is 6,697,732;

7.           No fractional shares will be issued and shares will be rounded up to the nearest whole number;

8.        The shareholders of the Corporation’s common stock, by at least a majority, approved a four-for-one reverse stock split on the Corporation’s common stock;

9.        This change will be effective upon filing of this Certificate with the Nevada Secretary of State.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated: January 17, 1995	/s/ Sim Farar
Sim Farar, President

Dated: January 17, 1995	/s/ Harold Fleischman
Harold Fleischman, Secretary

State of California	)
)
County of Los Angeles	)

On Jan. 17, 1995, before me, Tamara L. Jones, Notary Public, personally appeared Sim Farar and Harold Fleischman, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signature on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.
Signature	/s/ Tamara L. Jones	(Seal)

RECEIVED

FEB 06 1995

1:55 PM
SECRETARY OF STATE

[ILLEGIBLE]			[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
	FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA		[ILLEGIBLE]

FEB 0 7 1995
	No.	4283 - 91
/s/ Dean Meller
DEAN MELLER, SECRETARY OF STATE

February 7, 1995

Nevada Secretary of State

Capitol Complex

Carson City, NV

Re:            Kendall Management

Dear Sir or Madam:

I reserved the name Kendall Management Corporation.  I hereby release the name Kendall Management Corporation to Betsy Gould at Prentice Hall for the purpose of filing the amendment to Articles to change the corporation’s name from Plateau West Exploration Inc. to Kendall Management Corporation.

Very truly yours,

/s/ Andrew Harris
Andrew Harris

State of California

County of Sacramento

On 2-7-95 before me,	Natalia Lorin Skalina
DATE	NAME/TITLE OF OFFIC[ILLEGIBLE]

personally appeared	Andrew Harris
[ILLEGIBLE]

☒ personally known to me -OR - ☐

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

[SEAL]	/s/ Natalia Lorin Skalina
(SIGNATURE OF NORARY)

ATTENTION NOTARY

The information requested below and in the column to the right is OPTIONAL. Recording of this document is not required by law and is also optional. It could, however, prevent [ILLEGIBLE] attachment of this certificate to any unauthorized document.

THIS CERTIFICATE	[ILLEGIBLE] Type of Document
MUST BE ATTACHED
TO THE DOCUMENT	Number of Pages Date of Document
DESCRIBED AT RIGHT:
Signature(s) Other Than Named Above

RIGHT THUMBPRINT (Optional)

[ILLEGIBLE]

CAPACITY CLAIMED BY [ILLEGIBLE]

☐ INDIVIDUAL(S)

☐ CORPORATE _________________________

OFFICER(S)
[ILLEGIBLE]

☐PARTNER(S)	☐LIMITED
☐GENERAL

☐ATTORNEY IN FACT

☐TRUSTEE(S)

☐GUARDIAN/CONSERVATOR

☐OTHER:

SIGNER IS REPRESENTING:

(Name of [ILLEGIBLE]) or [ILLEGIBLE]

       RIGHT THUMBPRINT (Optional)

[ILLEGIBLE]

CAPACITY CLAIMED BY [ILLEGIBLE]

☐INDIVIDUAL(S)

☐CORPORATE

OFFICER(S)
[ILLEGIBLE]

☐PARTNER(S)	☐LIMITED
☐GENERAL

☐ATTORNEY IN FACT

☐TRUSTEE(S)

☐GUARDIAN/CONSERVATOR

☐OTHER:

SIGNER IS REPRESENTING:

(Name of Person(s) or [ILLEGIBLE]

[ILLEGIBLE]

FILED
IN THE OFFICE OF THE
	SECRETARY OF STATE OF THE	Certificate of Amendment of
STATE OF NEVADA
Articles of Incorporation
FEB 07 1995
No.	4283-91	of
/s/ Dean Heller
	DEAN HELLER, SECRETARY OF STATE	Plateau West Exploration, Inc.

Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:                                        The name of the Corporation is Plateau West Exploration, Inc.

SECOND:                         The Board of Directors of the Corporation duly adopted the following resolutions on December 12, 1994:

RESOLVED, that the Board approves the name Kendall Management Corporation as the new corporate name, and authorizes the officers of the Company to submit the matter of amending the Articles of Incorporation to reflect the name change as a proposal to the Company’s shareholders at the annual meeting on January 17, 1995;

RESOLVED FURTHER, that after approval by the shareholders upon submission for vote, the officers of the Company are, and each individually is, authorized and hereby directed to file, or cause to be filed, all documents required to effect the corporate name change, including the filing of an amendment to the Articles of Incorporation.

THIRD:                                    The total number of outstanding shares having voting power of the corporation is 6,697,732, and the total number of votes entitled to be cast by the holders of all said outstanding shares is 6,697,732.

FOURTH:                        At a meeting of stockholders held on January 17, 1995, notice of which was duly given, the amendments herein certified were adopted by the holders of 5,542,177 shares, which represent 5,542,177 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

Signed on January 17, 1995.
	By:	/s/ Sim Farar
Sim Farar, President

	By:	/s/ Harold Fleischman
Harold Fleischman, Secretary

State of California	)
)
County of Los Angels	)

On 1-17-95, 1995, before me, Tamara L. Jones Notary Public, personally appeared Sim Farar and Harold Fleischman, proved to [ILLEGIBLE] on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signature on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.
Signature	/s/ Tamara L. Jones	(Seal)

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Kendall Management Corporation, a corporation organized under the laws of the State of Nevada, by its president and secretary, does hereby certify:

1.                                       That the board of directors of said corporation by unanimous written consent dated August 20, 1996, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

RESOLVED, that Article one of the corporation’s articles of incorporation be amended to read as follows:

“Article one. The name of the corporation is Medical Resources Management, Inc.”

2.                                       That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 6,100,720; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding  at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the said Kendall Management Corporation has caused this certificate to be signed by its president and its secretary this 20th day of August, 1996.

FILED
	IN THE OFFICE OF THE		/s/ Allen H. Bonnifield, President
	SECRETARY OF STATE OF THE	By:	Allen H. Bonnifield, President
STATE OF NEVADA

	SEP 30 1996		/s/ Michael Fewer, Secretary
No.	[ILLEGIBLE]	By:	Michael Fewer, Secretary
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

On September 25, 1996, personally appeared before me, a Notary Public, Allen H. Bonnifield and Michael Fewer, who acknowledged that they executed the above instrument.

[ILLEGIBLE]
(SEAL)	[ILLEGIBLE]	(Notary Public)

ARTICLES OF MERGER
OF	FILED # C4283-91
MRM ACQUISITION INC.	JUL 06 2001
WITH AND INTO	[ILLEGIBLE]
MEDICAL RESOURCES MANAGEMENT, INC.

FIRST:                                                           The name of the surviving entity is Medical Resources Management, Inc. and the place of its organization is the jurisdiction of Nevada.  The name and place of organization of the entity being merged into the surviving entity is MRM Acquisition Inc., organized in the jurisdiction of Delaware, the laws of which permit this merger.

SECOND:                                            An Agreement and Plan of Reorganization and Merger was adopted by each entity that is a party to the merger.

THIRD:                                                       The Agreement and Plan of Reorganization and Merger was adopted by MRM Acquisition Inc. by unanimous consent of the stockholders.

FOURTH:                                           The Agreement and Plan of Reorganization and Merger was submitted to the owners of Medical Resources Management, Inc. by its board of directors pursuant to chapter 92A of the Nevada Revised Statutes.

FIFTH:                                                          The number of shares of Medical Resources Management’s capital stock entitled to be cast and the total number of shares of capital stock cast for and against the Plan of Reorganization and Merger is as follows:

Number of Votes	Votes Or Percentage Of	Votes Or Percentage Of
Entitled to be Cast	Owners’ Interest For	Owners’ Interests Against

15,225,488	12,491,923	250,088

SIXTH:                                                        The number of shares of Medical Resources Management’s capital stock cast for the Plan of Reorganization and Merger was sufficient for approval by the stockholders of Medical Resources Management. No class of Medical Resources Management’s capital stock was entitled to vote separately on the Agreement and Plan of Reorganization.

SEVENTH:                                      The complete executed Agreement and Plan of Reorganization and Merger is on file at the place of business of Medical Resources Management, Inc. located at 932 Grand Central Avenue , Glendale, California, and a copy of the plan will be furnished by Medical Resources Management, Inc. on request and without cost to any stockholder of any entity that is a party to the merger or to any such entity.

EIGHTH:                                                All entities party to this merger has complied with laws of their respective jurisdiction of organization concerning this merger.

NINTH:                                                      This merger shall be effective upon the filing of these Articles of Merger with the Secretary of State of the State of Nevada and the articles of [ILLEGIBLE] of the surviving entity, Medical Resources Management, Inc., will continue in full force and effect after the merger [ILLIGIBLE] affect.

MEDICAL RESOURCES MANAGEMENT, INC.

By:	/s/ Richard A. Whitman
Richard A. Whitman, President

By:	[ILLEGIBLE]
[ILLEGIBLE], Secretary

MRM ACQUISITION INC.

By:	/s/ Mark Waldron
Mark Waldron, President

By:	/s/ Amy Lai
Amy Lai, Secretary

Certificate of Amendment
of	FILED # C 4283-91
Articles of Incorporation
Of	OCT 14 2003
MEDICAL RESOURCES MANAGEMENT, INC.	[Illegible]
[Illegible]

DEAN HELLER

Secretary of State

101 North Carson Street, Suite 3

Carson City, Nevada 89701-4786

(775) 684-5708

Certificate of Amendment of Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 72.385 and 73.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of Corporation: Medical Resources Management, Inc.

2. The articles have been amended as follows:

RESOLVED, that the Board of Directors adopted the following resolution and declared it advisable and the stockholders by unanimous consent  in lieu of a meeting approved an amendment to the Corporation’s Articles of Incorporation described below:

RESOLVED, that upon filing of this Amendment with the Secretary of State of the State of Nevada, Article 1 of Medical Resources Management, Inc.’s Articles of Incorporation shall be amended to read as follows:

“1. The name of this Corporation shall be “PRI Medical Technologies, Inc.”

3. That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,225,488; that said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon in accordance with NRS 78.320.2.  Accordingly, all of the outstanding shares voted in favor of said change and amendment.

IN WITNESS WHEREOF, the said Medical Resources Management, Inc. has caused this certificate to be signed by its Secretary/Treasurer this 25th day of September, 2003.

MEDICAL RESOURCES MANAGEMENT, INC.

By:	/s/ William M. McKay
William M. McKay,
Secretary/Treasurer

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684 5708
Website: Secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Dean Heller	20050065051-94
	Dean Heller	Filing Date and Time
Articles of Merger	Secretary of State	03/16/2005 11:40 AM
(PURSUANT TO NRS 92A.200)	State of Nevada	Entity Number
C4283-1991

Important: Read attached Instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity.

PHYSIOLOGIC REPS

Name of merging entity

	CALIFORNIA	CORPORATION

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

and,
PRI MEDICAL TECHNOLOGIES, INC.

Name of surviving entity
	NEVADA	CORPORATION

	Jurisdiction	Entity type *

*  Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

1

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)

Owner’s approval (NRS 92A.200)(options a, b or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box  ☐ and attach an 8 1/2 ” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s approval was not required from:

PHYSIOLOGIC REPS

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

PRI MEDICAL TECHNOLOGIES, INC.

Name of surviving entity, if applicable

2

(b)	The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

3

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

4

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*;

6)	Location of Plan of Merger (check a or b):

☒	(a) The entire plan of merger is attached;

or,

☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

5

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.[Illegible])*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2“ x 11” blank sheet containing the required information for each additional entity.):

[ILLEGIBLE]		[ILLEGIBLE]
Signature [ILLEGIBLE]	Title	Date

[ILLEGIBLE]
Name of merging entity

[ILLEGIBLE]	President	03/07/05
Signature [ILLEGIBLE]	Title	Date

Name of merging entity

/ /
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Date

PRI Medical Technologies, Inc.
Name of [ILLEGIBLE] entity

[ILLEGIBLE]	President	03/07/05
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.[Illegible]). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

6

PLAN OF MERGER

The undersigned certifies that:

First:

PRI MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Nevada (hereinafter called “Surviving corporation”) shall merge with and assume the liabilities and obligations of the following corporation (hereinafter called “Merging corporation”) PHYSIOLOGIC REPS, a California corporation.

Second:

On the effective date of the merger all of the issued and outstanding shares of the above-referenced Merging corporation shall be cancelled and no shares of the Surviving Corporation shall be issued in exchange thereof,

Third:	The Articles of Incorporation of the Surviving corporation shall be the Articles of Incorporation of the corporation surviving the merger.

Fourth:	The bylaws of the Surviving corporation shall be the bylaws of the corporation surviving the merger.

Fifth:	The directors and officers of the Surviving corporation shall be the directors and officers of the corporation surviving the merger and shall serve until their successors are selected.

Sixth:	The officers of each corporation party to the merger shall be and hereby are authorized to do all acts and things necessary proper to effect merger.

Seventh:

That this plan/agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Nevada and California State business corporation law..

Eight:	That the executed plan/agreement of merger is on file at an office of the surviving corporation and the address is 932 Grand Central Ave., Glendale, CA 91201.

Ninth:	That a copy of the plan/agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Tenth:	The designation and number of outstanding shares and the number of shares entitled to vote for each constituent corporation is as follows:

Name of Corporation	Number of Outstanding Shares	Designation	# Entitled to vote
PRI MEDICAL TECHNOLOGIES, INC. (a Nevada corporation)	15,225,000	common	15,225,000

PHYSIOLOGIC REPS (a California corporation)	2,000	common	2,000

Dated:

BY:	PRI MEDICAL TECHNOLOGIES, INC.
(a Nevada corporation)

PHYSIOLOGIC REPS
(a California corporation)

/s/ Louis Bucher
Louis Bucher
President

Attested by:

/s/ William Mckay
William Mckay
Secretary